THIRD AMENDMENT TO DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of April 5, 2023, by and between Aristotle Funds Series Trust and Foreside Financial Services, LLC (together, the “Parties”) is effective as of June 12, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated list of Funds; and,

WHEREAS, Section 19 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.
3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.
ARISTOTLE FUNDS SERIES TRUST,    FORESIDE FINANCIAL SERVICES,
on behalf of each of its series listed on    LLC Exhibit A

By:	/s/Kim St. Hilaire	By:	/s/Teresa Cowan
Name:	Kim St. Hilaire	Name:	Teresa Cowan
Title:	Vice President	Title:	President
Date:	6/25/2025	Date:	6.30.25

EXHIBIT A
(effective June 12, 2025) Fund Names
Aristotle Portfolio Optimization Conservative Fund Aristotle Portfolio Optimization Moderate Conservative Fund Aristotle Portfolio Optimization Moderate Fund
Aristotle Portfolio Optimization Growth Fund Aristotle Portfolio Optimization Aggressive Growth Fund
Aristotle Ultra Short Income Fund Aristotle Short Duration Income Fund Aristotle Core Income Fund
Aristotle Core Bond Fund Aristotle Strategic Income Fund
Aristotle Floating Rate Income Fund Aristotle High Yield Bond Fund Aristotle Small/Mid Cap Equity Fund Aristotle Small Cap Equity Fund Aristotle Growth Equity Fund Aristotle International Equity Fund Aristotle Value Equity Fund Aristotle/Saul Global Equity Fund
Aristotle Core Equity Fund Aristotle Pacific EXclusive Fund Series H Aristotle Pacific EXclusive Fund Series I